EFFECTIVE MAY 18, 2006, THE
COMPANYS PAR VALUE CHANGED
FROM
	THBH 5 TO THBH 1

Exhibit A
to
DEPOSIT AGREEMENT
THE RIGHT, IF ANY, OF THE OWNER
OF THE AMERICAN DEPOSITARY
SHARES EVIDENCED BY THIS
RECEIPT TO VOTE THE DEPOSITED
SECURITIES REPRESENTED BY
SUCH AMERICAN DEPOSITARY
SHARES IS GOVERNED BY THE
PROVISIONS OF PARAGRAPH 18 OF
THIS RECEIPT
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents two deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SHARES
OF THE PAR VALUE THBH 10 EACH
OF
PTT EXPLORATION AND
PRODUCTION PUBLIC COMPANY
LIMITED
(INCORPORATED UNDER THE
LAWS OF THE KINGDOM OF
THAILAND)
      The Bank of New York, as
depositary (hereinafter called the
Depositary), hereby certifies that
_________________ or registered assigns IS
THE OWNER OF ____________________
AMERICAN DEPOSITARY SHARES
representing deposited shares of 10 THBH
par value each (herein called Shares) of PTT
Exploration and Production Public Company
Limited, incorporated under the laws of the
Kingdom of Thailand (herein called the
Company).  At the date hereof, each
American Depositary Share represents two
Shares which are either deposited or subject
to deposit under the deposit agreement at
Siam Commercial Bank (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at an address
different from that of its principal executive
office.  Its Corporate Trust Office is located
at 101 Barclay Street, New York, New York
10286, and its principal executive office is
located at One Wall Street, New York, New
York 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
NEW YORK  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue of American Depositary
Receipts (herein called Receipts), all issued
and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of April 13, 1999 herein called the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and Holders from time to time of Receipts
issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms
and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Holders of the Receipts and the rights
and duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Shares
and held thereunder (such Shares, securities,
property and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms used but not
defined herein shall have the meanings set
forth in the Deposit Agreement.
2.	DEPOSIT OF SHARES.
      Anything to the contrary contained
herein or in the Deposit Agreement
notwithstanding, the only type of shares of
the Company that will be accepted for
deposit and that are deliverable upon
withdrawal are those socalled Foreign Board
Shares which are shares of the Company
which may be held and traded by nonThai
nationals, or any equivalent mechanism
which clearly defines the acquisition,
ownership and sale of shares by nonThai
nationals, provided that if the Stock
Exchange of Thailand or the government of
the Kingdom of Thailand introduces a
change which would allow nonThai
nationals to own shares other than Foreign
Board Shares, or any equivalent mechanism,
without violating any Thai laws generally
applicable thereto, the Company in its sole
discretion may authorize the Depositary in
writing to take advantage of such change or
liberalizing measure by allowing for the
deposit of such nonForeign Board Shares or
otherwise as shall be determined in the sole
discretion of the Company.
      Anything herein contained or
contained in the Deposit Agreement to the
contrary notwithstanding, the number of
Shares on deposit under the Deposit
Agreement shall not exceed 20% of the total
number of Shares outstanding from time to
time (which total number of Shares
outstanding is as of the date of the Deposit
Agreement approximately 260,000,000
(Two hundred and sixty Million)), and the
Company shall from time to time inform the
Depositary of any increase or decrease in
such total number; provided, however, that,
notwithstanding any such decrease the
Depositary shall be under no obligation to
cause a corresponding decrease in the
number of Shares on deposit under the
Deposit Agreement.  The Depositary shall
not be responsible for any change in the
number of Shares to be accepted for deposit
under the Deposit Agreement until it has
received actual notice of such change in
writing from the Company and has had a
reasonable opportunity to so notify the
Custodian.
3.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF
SHARES.
      Upon surrender of this Receipt at the
Corporate Trust Office of the Depositary,
and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (i)(a) certificates
in the name of the Owner hereof or as
ordered by him or (b) certificates properly
endorsed or accompanied by proper
instruments of transfer to the Owner hereof
or as ordered by him and (ii) any other
securities, property and cash to which the
Owner hereof is then entitled to in respect of
such Receipt.  Such delivery will be made at
the option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the request, risk and
expense of the Owner hereof.
4.	TRANSFERS, SPLITUPS AND
COMBINATIONS OF
RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by duly authorized
attorney, upon surrender of this Receipt at its
Corporate Trust Office properly endorsed for
transfer or accompanied by a proper
instrument or instruments of transfer and
funds sufficient to pay any applicable
transfer taxes and the fees and expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, representing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, splitup, combination or surrender of
any Receipt or withdrawal of any Deposited
Securities, the Depositary, the Custodian or
any Registrar or coRegistrar may require
payment from the presentor of the Receipt of
a sum sufficient to reimburse it for any tax
or other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge or
fee with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with such regulations, if any, as the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation,
Paragraph 24 of this Receipt.
      After consultation with the
Company, the delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the registration of transfer of
Receipts in particular instances may be
refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the
transfer books of the Depositary or the
Company (or, if applicable, of the Foreign
Registrar) are closed, or if any such action is
deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason subject
to Paragraph 24 hereof.  The surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any United States or foreign laws or
governmental regulations relating to the
Receipts or to the withdrawal of the
Deposited Securities.  Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933 and the rules and
regulations promulgated thereunder, unless a
registration statement is in effect as to such
Shares.
5.	LIABILITY OF OWNER FOR
TAXES AND OTHER
CHARGES.
      If any tax or other governmental
charges shall become payable by the
Depositary or any Custodian with respect to
any Receipt or any Deposited Securities
represented by the American Depositary
Shares evidenced hereby, the amount of
such tax or other governmental charges shall
be payable to the Depositary by the Owner
hereof.  The Depositary may refuse to effect
any registration of transfer of this Receipt or
any withdrawal of Deposited Securities
represented hereby until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner hereof any part or all
of the Deposited Securities represented by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
6.	DISCLOSURE OF INTERESTS.
      The Company may from time to time
request Owners to provide information as to
the capacity in which such Owners own or
owned Receipts and regarding the identity of
any other persons then or previously
interested in such Receipts and the nature of
such interest and various other matters.
Each Owner agrees to provide any
information requested by the Company or
the Depositary pursuant to this Paragraph
and Section 3.04 of the Deposit Agreement.
 The Depositary agrees to use reasonable
efforts to comply with written instructions
received from the Company requesting that
the Depositary forward any such requests to
the Owners and to forward to the Company
any such responses to such requests received
by the Depositary.
7.	WARRANTIES OF
DEPOSITORS.
      Every Person depositing Shares
under the Deposit Agreement and under the
Deposit Agreement shall be deemed thereby
to represent and warrant that such Shares
and each certificate therefor are validly
issued, fully paid, nonassessable and free of
any preemption rights of the holders of
outstanding Shares and that the Person
making such deposit is duly authorized so to
do.  Every such Person shall also be deemed
to represent that Shares deposited by that
Person are not Restricted Securities.  Such
representations and warranties shall survive
the deposit of such Shares and issuance of
such Receipts.
8.	FILING PROOFS,
CERTIFICATES AND OTHER
INFORMATION.
      Any Person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file such proof
of citizenship or residence, exchange control
approval, the identity of the Person legally
or beneficially interested in the Receipt and
the nature of such interest or such
information relating to the registration on
the books of the Company (or of the
appointed agent of the Company for transfer
and registration of Shares, which may be,
but need not be, the Foreign Registrar) of the
Shares presented for deposit or other
information, and to execute such certificates
and to make such representations and
warranties, as the Depositary or the
Company may deem necessary or proper.
The Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution or sale of any dividend or other
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations or
warranties made.  Upon reasonable request,
the Depositary shall, at the request of the
Company, provide the Company in a timely
manner with all copies of all such
certificates and written representations and
warranties provided to the Depositary under
this Paragraph and Section 3.01 of the
Deposit Agreement.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary
(which may be an opinion of counsel) that
any necessary approval has been granted by
the governmental body in the Kingdom of
Thailand, if any, which is then performing
the function of the regulation of currency
exchange.
9.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees
and reasonable expenses of the Depositary
and those of any Registrar only in
accordance with agreements in writing
entered into between the Depositary and the
Company from time to time.  The
Depositary shall present its statement for
such charges and expenses to the Company
once every three months.  The charges and
expenses of the Custodian are for the sole
account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), whichever applicable:
(i) the fees of the Depositary for the
execution and delivery of Receipts pursuant
to Section 2.03 of the Deposit Agreement,
the execution and delivery of Receipts
pursuant to Section 4.03 of the Deposit
Agreement, the surrender of Receipts
pursuant to Section 2.05 of the Deposit
Agreement, and the making of any cash
distribution pursuant to the Deposit
Agreement, including but not limited to
Sections 4.01 through 4.04 thereof, (ii) taxes
and other governmental charges, (iii) such
registration fees as may from time to time be
in effect for the registration of transfers of
Shares generally on the share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to the name
of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the Deposit
Agreement, (iv) such cable, telex and
facsimile transmission expenses as are
expressly provided for in the Deposit
Agreement, (v) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (vi) a fee not in
excess of US$5.00 per 100 American
Depositary Shares (or portion thereof) for
the issuance or surrender, respectively, of a
Receipt, (vii) a fee not in excess of US$.02
per American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement including
but not limited to Sections 4.01 through
4.04, and (viii) a fee not in excess of
U.S.$1.50 per certificate for a Receipt or
Receipts for transfers made pursuant to the
terms of the Deposit Agreement.
      The Depositary, subject to Section
2.09 of the Deposit Agreement and
Paragraph 10 hereof, may own and deal in
any class of securities of the Company and
its affiliates and in Receipts.
10.	LOANS AND PRERELEASE OF
SHARES AND RECEIPTS.
      In its capacity as Depositary, the
Depositary will lend neither the Shares held
under the Deposit Agreement nor the
Receipts; provided, however, that the
Depositary reserves the right to (i) execute
and deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement and (ii) deliver Shares
prior to the receipt and cancellation of
Receipts pursuant to Section 2.05 of the
Deposit Agreement, including Receipts
which were issued under (i) above but for
which Shares may not have been received.
The Depositary may receive Receipts in lieu
of Shares under (i) above and receive Shares
in lieu of Receipts under (ii) above.  Each
such transaction will be (a) preceded or
accompanied by a written representation
from the Person to whom Receipts or Shares
are to be delivered that such Person, or its
customer, owns the Shares or Receipts to be
remitted, as the case may be, (b) at all times
fully collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five business days notice,
and (d) subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The Depositary will
normally limit the number of Receipts and
Shares involved in such transactions at any
one time to 30% of the American Depositary
Shares outstanding (without giving effect to
American Depositary Shares evidenced by
Receipts outstanding under (i) above), or
Shares held under the Deposit Agreement,
respectively; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.  The Depositary will also
set limits with respect to the number of
Receipts and Shares involved in transactions
to be undertaken under the Deposit
Agreement with any one Person on a case by
case basis as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
11.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Holder of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
(and to each American Depositary Share
evidenced hereby) when such Receipt is
properly endorsed or accompanied by proper
instrument or instruments of transfer, is
transferable by delivery with the same effect
as in the case of a negotiable instrument;
provided, however, that the Company and
the Depositary, notwithstanding any notice
to the contrary, may treat the Person in
whose name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of determining
the Person entitled to any distribution of
dividends or other distributions or to any
notice provided for in the Deposit
Agreement or for all other purposes and
neither the Depositary nor the Company
shall have any obligation or be subject to
any liability under the Deposit Agreement or
this Receipt to any Holder of a Receipt
unless such Holder is the Owner hereof.
12.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory or,
if a Registrar for Receipts shall have been
appointed, countersigned by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
13.	REPORTS; INSPECTION OF
TRANSFER BOOKS, ETC.
      The Company currently furnished the
United States Securities and Exchange
Commission (hereinafter called the
Commission) with certain public reports and
documents required by foreign law or
otherwise under Rule 12g32(b) under the
Securities Exchange Act of 1934.  Such
reports and communications will be
available for inspection and copying by
Owners and Holders at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, DC 20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office (i) the Deposit Agreement and
(ii) any reports and communications,
including any proxy soliciting material,
received from the Company which are both
(a) received by the Depositary as the holder
of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners
provided that such inspection shall not be
for the purpose of communicating with the
Owners in the interest of a business or object
other than the business of the Company or a
matter related to the Deposit Agreement or
the Receipts.  To the extent required under
Rule 12g32(b) or otherwise under the
Securities Exchange Act of 1934 such
reports and communications, including any
such proxy soliciting material, furnished to
the Depositary by the Company shall be
furnished in English, or where permitted by
such Rule, summarized in English.
14.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
transferable to the United States of America,
and subject to the Deposit Agreement,
convert such dividend or distribution into
Dollars and will promptly distribute the
amount thus received (net of the fees of the
Depositary as provided in Paragraph 9) to
the Owners entitled thereto, in proportion to
the number of American Depositary Shares
representing such Deposited Securities held
by them, respectively; provided, however,
that in the event that the Depositary or the
Company is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes or
other governmental charges, the amount
distributed to the Owners on the American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.  The Depositary shall distribute
only such amount, however, as can be
distributed without attributing to any Owner
a fraction of one cent.  Any such fractional
amounts shall be rounded to the nearest
whole cent and so distributed to Owners
entitled thereto.
      Whenever the Depositary receives
any distribution other than cash, Shares or
rights upon any Deposited Securities, the
Depositary shall cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in proportion to
the number of American Depositary Shares
representing such Deposited Securities held
by them respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners entitled thereto, or if for any other
reason (including, but not limited to, any
requirement that the Company, a Custodian
or the Depositary withhold an amount on
account of taxes or other governmental
charges or that such securities must be
registered under the Securities Act of 1933
in order to be distributed to Owners or
Holders) the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Paragraph 9)
shall be distributed by the Depositary to the
Owners entitled thereto as in the case of a
distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts for an aggregate number
of American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such
fractions and distribute the net proceeds in
Dollars, all in the manner and subject to the
conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax which the
Depositary is obligated to withhold, the
Depositary may dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such a manner as the Depositary deems
necessary and practicable to pay any such
taxes, at public or private sale, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes to the Owners entitled thereto in
proportion to the number of American
Depositary Shares held by them respectively
and the Depositary shall distribute any
unsold balance of such property in
accordance with the provisions of this
Receipt and the Deposit Agreement.
      The Depositary shall use reasonable
efforts to make and maintain arrangements
enabling Owners who are citizens or
residents of the United States of America to
receive any tax credits or other benefits
(pursuant to treaty or otherwise) relating to
dividend payments on the American
Depositary Shares.
15.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or, for any
other reason, the Depositary may neither
make such rights available to any Owners
nor dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse;
provided, however, that if at the time of the
offering of any rights the Depositary
determines in its discretion that it is lawful
and feasible to make such rights available to
all Owners or to certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.  If the
Depositary determines in its discretion that it
is not lawful and feasible to make such
rights available to certain Owners, it may
sell the rights or warrants or other
instruments in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may
not lawfully or feasibly make such rights
available, and allocate the net proceeds of
such sales (net of the fees of the Depositary
as provided in Section 5.09 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such
rights and subject to the terms and
conditions of this Receipt and of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.  The Depositary
shall not be responsible for any failure to
determine that it may be lawful or feasible to
make such rights available to Owners in
general or any Owner in particular.
      If an Owner requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (i) the Company has
elected in its sole discretion to permit such
rights to be exercised and (ii) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.  Upon instruction pursuant
to such warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver to
such Owner Restricted Receipts.
      If registration under the Securities
Act of 1933 of the securities to which any
rights relate is required in order for the
Company to offer such rights to Owners and
sell the securities received upon the exercise
of such rights to Owners, the Depositary will
not offer such rights to Owners unless and
until such a registration statement is in
effect, or unless the offering and sale of such
securities to Owners of such Receipts is
exempt from registration under the
provisions of such Act.
16.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or as the net
proceeds from the sale of securities, property
or rights, and if at the time of the receipt
thereof the foreign currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
and the resulting Dollars distributed to the
Owners entitled thereto, the Depositary shall
promptly convert or cause to be converted,
by sale or in any other manner that it may
determine, such foreign currency into
Dollars, and such Dollars (net of any
conversion expenses of the Depositary) shall
be distributed to the Owners entitled thereto
or, if the Depositary shall have distributed
any warrants or other instruments which
entitle the holders thereof to such Dollars,
then to the holders of such warrants and/or
instruments upon surrender thereof for
cancellation in whole or in part depending
upon the terms of such warrants and/or
instruments.  Such distribution shall be
made in proportion to the number of
American Depositary Shares representing
Deposited Securities held respectively by
such Owners and entitling them to such
Dollars.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions
or otherwise.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into
Dollars distributable to Owners entitled
thereto, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency for the respective accounts of, the
Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some Owners
entitled thereto, the Depositary may in its
discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance for the respective
accounts of, the Owners entitled thereto.
17.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Deposited
Securities that are represented by each
American Depositary Share or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary will fix
a record date after consultation with the
Company if such record date is different
from the record date applicable to the
Deposited Securities for the determination of
the Owners who will be entitled, as the case
may be, to receive such dividend,
distribution or rights, or the net proceeds of
the sale thereof, or to give instructions for
the exercise of voting rights at any such
meeting, or for fixing the date on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
18.	VOTING OF DEPOSITED
SECURITIES.
      UNTIL THE DEPOSITARY
RECEIVES WRITTEN NOTICE FROM
THE COMPANY TO THE CONTRARY,
OWNERS OF AMERICAN DEPOSITARY
SHARES REPRESENTED BY SHARES
WILL NOT BE ENTITLED TO INSTRUCT
THE DEPOSITARY AS TO THE
EXERCISE OF VOTING RIGHTS
PERTAINING TO SUCH SHARES, AND
THE DEPOSITARY SHALL INSTEAD
GIVE A DISCRETIONARY PROXY FOR
SUCH SHARES TO A PERSON
DESIGNATED BY THE COMPANY.
UPON RECEIPT BY THE DEPOSITARY
OF SUCH NOTICE TO THE CONTRARY,
THEN AND THEREAFTER THE
REMAINING PROVISIONS OF THIS
PARAGRAPH SHALL APPLY.
            (i)	As soon as
practicable, unless otherwise instructed by
the Company, after receipt of notice of any
meeting or solicitation of consents or
proxies of holders of Shares or other
Deposited Securities, the Depositary shall
mail to the Owners a notice containing (a)
such information as is contained in the
notice received by the Depositary, (b) a
statement that each Owner at the close of
business on a specified record date will be
entitled, subject to applicable law and the
provisions of the Memorandum and Articles
of Association of the Company and the
terms of or governing Deposited Securities,
to instruct the Depositary as to the exercise
of voting rights, if any, pertaining to the
Deposited Securities represented by the
American Depositary Shares evidenced by
such Owners Receipts, and (c) a statement
as to the manner in which such instructions
may be given, including, when applicable,
an express indication that instructions may
be given (or, if applicable, deemed given in
accordance with clause (ii) of this Paragraph
18 if no instruction is received) to the
Depositary to give a discretionary proxy to a
Person designated by the Company.  Upon
the written request of an Owner on such
record date, received on or before the date
established by the Depositary for such
purpose, the Depositary shall endeavor
insofar as practicable and permitted under
applicable law and the provisions of the
Memorandum and Articles of Association of
the Company and the terms of or governing
Deposited Securities to vote or cause to be
voted the Deposited Securities represented
by the American Depositary Shares
evidenced by such Owners Receipts in
accordance with any nondiscretionary
instructions set forth in such request,
including the instruction to give a
discretionary proxy to a Person designated
by the Company.  The Depositary shall not,
and the Depositary shall ensure that each
Custodian or any of its nominees shall not,
exercise any voting discretion over any
Deposited Securities.
            (ii)	If after complying
with the procedures set forth in this
Paragraph the Depositary does not receive
instructions from the Owner of a Receipt on
or before the date established by the
Depositary for such purpose, the Depositary
shall give a discretionary proxy for the
Shares evidenced by such Receipt to a
Person designated by the Company.
19.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal value,
change in par value, splitup, consolidation,
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or a Custodian
in exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, upon consultation with the
Company, and shall, if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend on the
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
20.	LIABILITY OF DEPOSITARY
AND COMPANY.
      Neither the Depositary nor the
Company shall incur any liability to any
Owner or Holder, if by reason of any
provision of any present or future law of the
United States of America or the Kingdom of
Thailand or any other country, or of any
other governmental or regulatory authority,
stock exchange or NASDAQ or by reason of
any provisions, present or future, of the
Memorandum or Articles of Association of
the Company, or by reason of any terms of
any securities issued or distributed by the
Company, or any offering or distribution
thereof, or by reason of any act of God or
war or other circumstances beyond their
control, the Depositary or the Company shall
be prevented, delayed or forbidden from
doing or performing any act or thing
contemplated by the terms of the Deposit
Agreement; nor shall the Depositary or the
Company incur any liability to any Owner or
Holder by reason of any nonperformance or
delay, caused as aforesaid, in the
performance of any act or thing
contemplated by the terms of the Deposit
Agreement, or by reason of any exercise of,
or failure to exercise, any discretion
provided for in the Deposit Agreement.
Where, by the terms of a distribution
pursuant to Sections 4.01, 4.02 or 4.03 of the
Deposit Agreement, or an offering or
distribution pursuant to Section 4.04 of the
Deposit Agreement, or because of applicable
law, such distribution or offering may not be
made available to all or certain Owners, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse,
without any liability to the Depositary or the
Company.  Neither the Company nor the
Depositary assumes any obligation or shall
be subject to any liability under the Deposit
Agreement to Owners or Holders, except
that they agree to use their best judgment
and to act in good faith in the performance
of such duties set forth in the Deposit
Agreement.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited Securities.
 Neither the Depositary nor the Company
shall be under any obligation to appear in,
prosecute or defend any action, suit or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and
liability be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any Person presenting Shares
for deposit, any Owner or Holder, or any
other Person believed by it in good faith to
be competent to give such advice or
information including but not limited to, any
such action or nonaction based upon any
written notice, request, direction or other
document believed by it to be genuine and to
have been signed or presented by the proper
party or parties.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
the Depositary exercised its best judgment
and good faith while it acted as Depositary.
The Company agrees to indemnify the
Depositary and any Custodian and any of
their respective directors, employees, agents
and affiliates against, and hold each of them
harmless from, any liability or expense
which may arise out of acts performed or
omitted, in accordance with the provisions
of the Deposit Agreement and of the
Receipts, as the same may be amended,
modified or supplemented from time to
time, (i) by either the Depositary or any
Custodian or any of their respective
directors, employees, agents or affiliates,
except for any liability or expense arising
out of the negligence or bad faith of any of
them, or (ii) by the Company or any of its
directors, employees, duly authorized agents
and affiliates.  The Depositary agrees to
indemnify the Company, its directors,
employees, agents and affiliates and hold
them harmless from any liability or expense
which may arise out of acts performed or
omitted by the Depositary or any Custodian
or any of their respective directors,
employees, agents or affiliates due to the
failure of any of them to use their best
judgment or act in good faith.  No disclaimer
of liability under the Securities Act of 1933
is intended by any provision of the Deposit
Agreement.
      Any Person seeking indemnification
under the Deposit Agreement (an
indemnified person) shall notify the Person
from whom it is seeking indemnification
(the indemnifying person) of a
commencement of any indemnifiable action
or claim promptly after such indemnified
person becomes aware of such
commencement and shall consult in good
faith with the indemnifying person as to the
conduct of the defense of such action or
claim, which defense shall be reasonable
under the circumstances.  No indemnified
person shall compromise or settle any action
or claim without the consent of the
indemnifying person.
21.	RESIGNATION AND REMOVAL
OF DEPOSITARY;
APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
hereinafter provided.  The Depositary may at
any time be removed by the Company by
written notice of such removal, effective
upon the appointment of a successor
depositary and its acceptance of such
appointment as hereinafter provided.
      In case at any time the Depositary
acting under the Deposit Agreement shall
resign or be removed, the Company shall use
its best efforts to appoint a successor
depositary, which shall be a bank or trust
company having an office in the Borough of
Manhattan, The City of New York.  Every
successor depositary shall execute and
deliver to its predecessor and to the
Company an instrument in writing accepting
its appointment under the Deposit
Agreement, and thereupon such successor
depositary, without any further act or deed,
shall become fully vested with all the rights,
powers, duties and obligations of its
predecessor; but such predecessor,
nevertheless, upon payment of all sums due
it and on the written request of the Company
shall execute and deliver an instrument
transferring to such successor all rights and
powers of such predecessor under the
Deposit Agreement, shall duly assign,
transfer and deliver all right, title and
interest in the Deposited Securities to such
successor, and shall deliver to such
successor a list of the Owners of all
outstanding Receipts.  Any such successor
depositary shall promptly mail notice of its
appointment to the Owners.
      Any corporation into or with which
the Depositary may be merged or
consolidated shall be the successor of the
Depositary without the execution or filing of
any document or any further act.  Whenever
the Depositary in its discretion determines
that it is in the best interest of the Owners to
do so, it may appoint a substitute or
additional custodian or custodians.
22.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Depositary and
the Company in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges), or which shall
otherwise prejudice any substantial existing
right of Owners, shall, however, not become
effective as to outstanding Receipts until the
expiration of 30 days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby.
23.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary will at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in
Section 5.04 of the Deposit Agreement.  If
any Receipts shall remain outstanding after
the date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, shall not accept deposits of Shares
(and shall instruct each Custodian to act
accordingly), and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell property
and rights and convert Deposited Securities
into cash as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereunder hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such proceeds.
After making such sale, the Depositary shall
be discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges) and except for its obligations to the
Company with respect to indemnification.
Upon the termination of the Deposit
Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges and expenses.
24.	COMPLIANCE WITH UNITED
STATES SECURITIES LAWS.
      Notwithstanding any provisions in
this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that neither of them will exercise any rights either of them may have under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I
A(1) of the General Instructions to the Form
F6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(..continued)




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